UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 12, 2013

MetaStat, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52735	20-8753132
(Commission File Number)	(IRS Employer Identification No.)

8 Hillside Avenue, Suite 207
Montclair, New Jersey 07042
(Address of principal executive offices and zip code)

(973) 744-7618
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On April 12, 2013, MetaStat, Inc. (the “Company”) entered into an advisory agreement (the “Agreement”) with David Epstein, Ph.D. to serve as the Company’s Head of Drug Development / Director until terminated in accordance with the terms of the Agreement.

Dr. Epstein shall devote up to 30 hours per month, or 360 hours per year, of business time to the performance of his duties under the Agreement. In exchange for such services, the Company has agreed to pay to Dr. Epstein fees of $250.00 per hour and issue to him 100,000 restricted shares of the Company’s common stock.  In addition, upon the achievement of each of the three milestones set forth in the Agreement, the Company shall issue an additional 200,000 restricted shares of common stock to Dr. Epstein, subject to his continued service with the Company.

During the term of the Agreement and for a period of 12 months thereafter, Dr. Epstein has agreed to not compete with the Company and/or any of its affiliates, in any phase of the business of developing, manufacturing and marketing of products or services that are related to Mena (and all of its isoforms) in connection with cancer diagnostics, therapeutics, drug development or biomarkers.  Dr. Epstein also agreed to 12-month non-solicitation provision.

The Agreement is terminable by either party at any time. In the event of termination by the Company without cause or by Dr. Epstein for good reason not in connection with a change in control, as those terms are defined in the Agreement, he is entitled to 12 months’ severance. In the event of termination by the Company without cause or by Dr. Epstein for good reason in connection with a change in control, he is entitled to three months’ severance.

The Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. On April 15, 2013, the Company issued a press release concerning the above matter, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02  Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of April 16, 2013, the board of directors of the Company appointed Dr. Epstein to serve as a director.  From May 2006 to March 2013, Dr. Epstein, 54, served as Senior Vice President and Chief Scientific Officer for OSI Pharmaceuticals (“OSI”), now a wholly owned subsidiary of Astellas Pharma US, Inc., where he had strategic and operational oversight of OSI’s oncology discovery research and translational medicine programs.  From May 2001 to April 2006, Dr. Epstein served as vice president of Archemix Corp, an aptamer therapeutics-focused discovery and development company, where he was responsible for overseeing Archemix’s aptamer research and pre-clinical development programs.

The terms of the Agreement between the Company and Dr. Epstein under Item 1.01 above are incorporated herein by reference.

Item 9.01  Financial Statement and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.1	Advisory Agreement between the Company and Dr. David Epstein dated April 12, 2013.

99.1	Press Release dated April 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASTAT, INC.

By:   /s/ Warren C. Lau
        Name Warren C. Lau
        Title:  President

Dated: April 17, 2013